EMPLOYMENT AGREEMENT




                                  By and Among

                            Welkin Associates, Ltd.,

                          Nichols Research Corporation

                                       and

                                Carl W. Monk, Jr.



                              Dated: July 28, 1998

                              EMPLOYMENT AGREEMENT


         THIS  AGREEMENT is entered into on the 28th day of July,  1998, by Carl
W. Monk, Jr., residing at 35795 Dunthorpe Lane, Purcellville, Virginia 20132 (herein called the "Employee"), Welkin Associates, Ltd., a Virginia corporation, with a principal place of business located at 4801 Stonecroft Boulevard, Suite 210, Chantilly, Virginia 20151 (herein called "Welkin"), and Nichols Research Corporation, a Delaware corporation ("Nichols"), whose address is 4040 South Memorial Parkway, Huntsville, Alabama 35802. Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Merger Agreement as hereinafter defined.

                              W I T N E S S E T H:

         WHEREAS, Nichols, WAL Acquisition Company, Inc., a wholly owned subsidiary of Nichols ("WAL"), and Welkin have entered into and consummated an Agreement and Plan of Merger dated as of June 26, 1998 (the "Merger Agreement") whereby WAL merged with and into Welkin with Welkin as the surviving corporation;

         WHEREAS, as a result of  the  merger  Welkin  became   a   wholly-owned
subsidiary of Nichols;

         WHEREAS, the Employee was a shareholder of Welkin prior to the merger and as a result of the merger Employee became a shareholder of Nichols;

         WHEREAS, prior to the merger Employee was an employee of Welkin;

         WHEREAS, the Employee's continued employment with Welkin was a material inducement to WAL and Nichols to enter into the Merger Agreement;

         WHEREAS, Welkin is engaged in the business of providing engineering and management services to national intelligence organizations with emphasis on systems engineering, processing and analysis, mission utility assessment, systems acquisition, and tactical operations and support (the "Welkin Business"); and

         WHEREAS, Welkin desires to obtain the services of the Employee as President of Welkin and the Employee is willing to render such services to Welkin upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.       Duties.

         Subject to the terms and provisions of this Agreement, Welkin hereby employs Employee and Employee hereby accepts employment by Welkin as President of Welkin. The Employee's duties shall include the duties and responsibilities identified on Schedule I attached hereto. The Employee shall perform such other tasks and duties as may be assigned by Welkin from time to time, consistent with the Employee's training and experience and with the position of President of Welkin. The Employee shall devote his full time, attention, skill and efforts to the tasks and duties assigned by Welkin. The Employee shall carry out his duties under the general supervision of the Board of Directors of Welkin. The Employee hereby agrees to undertake such travel as may be required in the performance of his duties. The reasonable travel expenses of the Employee shall be reimbursed in accordance with Welkin's reimbursement policy in effect from time to time. The Employee shall not be required to relocate from the Washington, D.C. area without his consent. For this purpose the Washington, D.C. area shall mean Washington, D.C. and an area within seventy-five (75) mile radius of Washington, D.C. (the "D.C. Area").

2.       Compensation.

         (a) Base Salary. Welkin shall pay the Employee a base monthly salary of Sixteen Thousand Two Hundred Fifty Dollars ($16,250.00) per month payable during the Term of Employment, as hereinafter defined, in accordance with the standard payroll practices of Welkin. Such salary may be increased from time to time in the discretion of the Welkin Board of Directors consistent with Nichols executive compensation practices.

         (b) Bonus Compensation. The Employee shall be eligible to participate in the Nichols bonus plan on the same basis as other executives of Nichols and its affiliates. It is estimated that the bonus will be approximately $35,000.00.

         (c) Stock Options. Employee shall be granted the option to purchase ten thousand (10,000) shares of Nichols stock at the fair market value per share of such stock on the date hereof pursuant to the terms and conditions of the Nichols Research Corporation 1997 Stock Option Plan, as maintained by Nichols from time to time.

         (d) Fringe Benefits. The Employee's current employee benefits shall be continued, or converted to or replaced by the employee benefit plans, as set forth in the Merger Agreement.

3.       Term of Employment.

         This  Agreement  shall  commence on the date hereof and shall end three
(3) years from such date (the "Term of Employment"), unless terminated earlier as provided in Section 4 below.

4.       Termination Before Expiration of Term of Employment.

         The termination of the employment of the Employee during the initial Term of Employment may occur in one of the following ways:

         (a) By Welkin, for Cause. Termination by Welkin shall be deemed to be for cause only upon:

          (i) Employee's conviction of or pleading guilty to a felony or debarment regarding federal contracts;
          (ii) Willful and repeated refusal or
     failure by the Employee, without reasonable excuse or proper authorization, to carry out any reasonable instructions of Welkin consistent with Employee's rights or duties as set forth in this Agreement;
          (iii) Material breach of this  Agreement;
          (iv) The Employee's willful misconduct in the execution of his duties, including without limitation breach of fiduciary duty, dishonesty, theft of company property or the breach of the duty of loyalty owed Welkin.

         If Welkin intends to terminate for cause, Welkin shall provide notice to Employee of intent to terminate his employment, stating the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provisions so indicated, and shall provide Employee with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty (30) day period, the Employee shall not be deemed in default if the Employee commences immediately to cure the matter and proceeds diligently thereafter to complete the cure, further provided that the alleged breach or default must be cured within ninety (90) days of receipt of the notice. Welkin shall not be required to give more than one notice with respect to the same matter. Notwithstanding the foregoing, no notice and no cure right shall be required with respect to termination for cause under 4(a)(i) or 4(a)(iv).

         (b) By Welkin, Without Cause. Any termination of Employee by Welkin for reasons other than as set forth in subsections 4(a), (e), (f) or (g) shall be a termination without cause. Welkin may terminate the employment of Employee without cause by thirty (30) days prior written notice at any time.

         (c) By Employee, for Good Reason. Termination by the Employee shall be deemed for Good Reason only because of (i) a material breach by Welkin of this Agreement (including without limitation the provisions of Sections 1 or 2 hereof), or (ii) a Change of Control (as defined below). "Change of Control" shall mean any capital reorganization, reclassification, consolidation, merger, sale of capital stock, sale of all or substantially all of Welkin's assets or similar transaction which is effected in such a way that holders of Common Stock of Welkin are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock of Welkin. In all cases in which Employee intends to terminate for Good Reason, the Employee shall provide Welkin with notice of intent to terminate this Agreement, stating the facts and circumstances giving rise to a breach of this Agreement claimed to provide a basis for termination under the provisions so indicated, and shall provide Welkin with an opportunity to cure the alleged default or breach within thirty (30) days of receipt of the notice, provided that if the matter is not curable within such thirty (30) day period, Welkin shall not be deemed in default if it commences immediately to cure the matter and proceeds diligently thereafter to complete the cure, further provided that the alleged breach or default must be cured within ninety (90) days of receipt of the notice. Employee shall not be required to give more than one such notice with respect to the same matter.

         (d) By the Employee, Without Good Reason. Any termination by Employee for reasons other than as set forth in subsections 4(c), (e), (f), (g) or (h) shall be a termination without Good Reason. The Employee may terminate his employment without Good Reason upon thirty (30) days prior written notice at any time.

         (e) Death of the Employee. This Agreement shall terminate upon the death of the Employee.

         (f) Disability of Employee. If, during the Term of Employment, a physician selected by Welkin and the Employee determines that the Employee has become physically or mentally disabled so as to be unable to carry out the normal and usual duties of his employment for six (6) continuous months, and reasonable accommodation cannot be made to allow the Employee to continue to perform his duties full-time, his employment hereunder may be terminated at the election of Welkin or the Employee.

         (g) Mutual Consent. The parties by mutual consent may terminate Employee's employment.

         (h) Family Hardship. If, during the Term of Employment, an Employee's spouse becomes employed outside the D.C. Area and as a result the Employee moves from the D.C. Area, or if a spouse or child of the Employee suffers a life-threatening illness or injury reasonably expected to extend for more than 120 days, the Employee may voluntarily terminate employment hereunder upon thirty (30) days prior written notice.

5.       Consequences of Termination.

         The termination of the employment of Employee pursuant to Section 4 above will cause the following results:

         (a) For Cause Termination. If the termination is by Welkin for cause under Section 4(a) above, Welkin will pay the Employee at the next payroll payment date after the date of termination any unpaid base monthly salary under
Section 2(a) prorated to the date of termination, the amount of any accrued annual vacation pay to which he may be entitled under Welkin's vacation plan and benefits, with such compensation and benefits (if any) paid only through the date termination occurs.

         (b) Termination Without Good Reason or Family Hardship; Liquidated Damages from the Employee. If termination is by Employee without Good Reason or without Family Hardship under Section 4(d) above, the Employee shall pay to Welkin, as liquidated damages, and not as a penalty an amount equal to the product of the base monthly salary under Section 2(a) on the date of termination multiplied by the lesser of (i) six (6) or (ii) the number of full months remaining until the end of the initial Term of Employment. The liquidated damages shall be paid in 12 equal, consecutive monthly installments without interest commencing 30 days after termination, provided that, if any monthly installment is not paid within 10 days after notice of default, the entire amount of liquidated damages shall be paid in lump sum immediately. The liquidated damages may be prepaid.

         (c) Payments on Termination Without Cause or for Good Reason; Liquidated Damages from Welkin. If the termination is by Welkin without cause under Section 4(b) above, or is by the Employee for Good Reason under Section 4(c) above, Welkin shall pay to the Employee, in addition to the amounts set forth in 5(a) above, as liquidated damages and not as a penalty, an amount equal to (i) the product of the base monthly salary under Section 2(a) on the date of termination multiplied by the lesser of (A) six (6), or (B) the number of months remaining until the initial Term of Employment, plus the bonus compensation otherwise payable to the Employee under Section 2(b) over the portion of the bonus measurement period elapsed on the date of termination. The liquidated damages shall be paid in six (6) equal, consecutive monthly installments without interest commencing 30 days after termination, provided that, if any monthly installment is not paid within 10 days after notice of default, the entire amount of liquidated damages shall be paid in lump sum immediately. The liquidated damages may be prepaid.

         (d) Mutual Grounds for Termination or Consent. If the parties mutually agree to terminate under Section 4(g), neither party shall owe the other party the liquidated damages set forth above in Sections 5(b) or 5(c).

         (e) Death or Disability or Family Hardship. In the event of termination of employment on account of the Employee's death, disability or family hardship as provided in Sections 4(e), (f) or (h), the following provisions will apply:

                   (i) Upon his death, the Employee's estate will be entitled to receive the amount set forth in Section 5(a) and the benefits set forth in any plans of Welkin then in effect and applicable under the circumstances. The Employee or his estate shall be entitled to no other compensation or benefits in the event of death other than the right of the Employee's estate to exercise any or all stock options exercisable but not yet exercised during the period of three (3) months after the date of death.

                  (ii) Upon termination on account of disability, Employee will be entitled to receive the amount set forth in
                           Section 5(a) and the benefits set forth in any plans of Welkin then in effect and applicable under the circumstances. The Employee or his personal representative shall be entitled to no other compensation or benefits in the event of disability, except as provided in the Nichols Research Corporation 1997 Stock Option Plan, if any.

                  (iii) Upon termination on account of family hardship, the Employee will be entitled to receive the amount set forth in Section 5(a) and the benefits set forth in any plans of Welkin then in effect and applicable under the circumstances. The Employee or his personal representative shall be entitled to no other compensation or benefits in the event of disability, except as provided in the Nichols Research Corporation 1997 Stock Option Plan, if any.

         (f) Mitigation. The Employee shall not be required to mitigate the amount of payment provided for in this Section 5 by seeking employment.

         (g) Termination After Initial Term. After the initial Term of Employment, only the amounts specified in Section 5(a) shall be due the Employee upon termination and neither party shall be liable for any other payment hereunder.

6.       Non-Disclosure Covenants and Proprietary Matters.

         (a) Nondisclosure of Confidential Information. Unless authorized or instructed in writing by Welkin, the Employee shall not, except as required in the conduct of Welkin's business or in response to a lawful subpoena or discovery order or as may otherwise be required by law, disclose to others or use any of Welkin's inventions or discoveries or its respective secret or confidential information or data (oral, written, or in machine readable form) which the Employee has obtained prior to entering into this Agreement, whether as an employee, officer, director or shareholder of Welkin or may obtain during the course of or in connection with the Employee's employment under this Agreement (or employment or affiliation with any company that transfers to Welkin such information or data), including such inventions, discoveries, information or data relating to machines, equipment, products, systems, software, contracts, contract performance, research or development, designs, computations, formulas, manufacturing procedures, prices and earnings, customer lists, and suppliers, whether or not developed by the Employee, by others in Welkin or obtained by Welkin from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge or data have been identified by Welkin as secret or confidential, unless and until, and then to the extent and only to the extent that, such inventions, discoveries, information, knowledge or data become available to the public otherwise than by the Employee's act or omission.

         (b) Patents. The Employee agrees to disclose immediately to Welkin or any persons designated by it and to transfer and assign to Welkin, or its successors or assigns, all of Employee's rights, title and interest in and to any inventions made, discovered, or first reduced to practice by the Employee, solely or jointly with others, during the Term of Employment (either during or outside of the Employee's working hours and either on or off Welkin's premises as it relates to the subject matter of employment), which inventions are made, discovered or conceived either in the course of such employment, or with the use of Welkin's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by Welkin; and the Employee hereby grants and agrees to grant the right to Welkin and its nominees to obtain, for its own benefit and in its own name (entirely at its expense)
patents and patent applications including original, continuation, reissue, utility and design patents, and applications, patents of addition, confirmation patents, registration patents, petty patents, utility models, and all other types of patents and the like, and all renewals and extensions of any of them for those inventions in any and all countries; and the Employee shall assist Welkin, at Welkin's expense, without further charge during the term of the Employee's employment, and after termination of the Employee's employment to the extent such assistance does not unreasonably interfere with the Employee's performance of subsequent employment, at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits and based upon a forty hour work week) as during the last year of the Employee's employment (determined on an hourly basis for this purpose), through counsel designated by Welkin, to execute, acknowledge, and deliver all such further papers, including assignments, applications for Letters Patent (of the United States or of any foreign country), oaths, disclaimers or other instruments and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid inventions as may reasonably be deemed necessary by Welkin or its nominees to effectuate the vesting or perfecting in Welkin or its nominees of all right, title and interest in and to said inventions, applications and patents.

         (c) Copyrights. The Employee agrees to disclose immediately to Welkin or any persons designated by it and to assign to Welkin, at its option, or its successors or assigns, all works of authorship, including all writings, computer programs, software, and firmware, written or created by the Employee solely or jointly with others, during the course of his employment by Welkin (either during or outside of the Employee's working hours and either on or off Welkin's premises as it relates to the subject matter of employment), which works are made or conceived either in the course of such employment, or with the use of Welkin's time, material, facilities or funds, or which are directly related to any investigations or obligations undertaken by Welkin; and the Employee hereby agrees that all such works are works made for hire, of which Welkin is the author and the beneficiary of all rights and protections afforded by the law of copyright in any and all states and countries; and the Employee will assist Welkin at Welkin's expense without further charges during the term of his employment, and after termination of his employment to the extent such assistance does not unreasonably interfere with the Employee's performance of subsequent employment, at the same base salary rate (excluding any bonuses, incentive or deferred compensation or other benefits) as during the last year of his employment (determined on an hourly basis for this purpose assuming a forty hour work week), through counsel designated by Welkin, to execute, acknowledge, and deliver all such further papers, including assignments, applications for copyright registration (in the United States or in any foreign country), oaths, disclaimers or other instruments, and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any aforesaid works, as may be deemed necessary by Welkin or by its nominees to effectuate the vesting or perfecting in Welkin or its nominees of all rights and interest in and to said works and copies thereof, including the exclusive rights of copying and distribution.

         (d) Records. The Employee shall keep complete, accurate and authentic accounts, notes, data and records of all inventions made, discovered or developed and all works of authorship written or created by the Employee as aforesaid in the manner and form requested by Welkin.

         (e) Return of Welkin Property. All computer or other hardware, computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and other writings, whether copyrightable or not, relating to or dealing with Welkin's business and plans, and those of others entrusted to Welkin, which are prepared or created by the Employee or which may come into his possession during or as a result of his employment, are the property of Welkin, as applicable, and upon termination of his employment, the Employee agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogues and writings and all copies thereof to Welkin. The Employee is not required to turn over personal notes unnecessary and unrelated to the Welkin business.

7. Non-Solicitation and Non-Competition. During the "Restriction Period" (as hereinafter defined) and within the "Territory" (as hereinafter defined), the Employee shall not directly or indirectly, compete with Welkin or Nichols with respect to the Welkin Business only, and the Employee shall not (i) solicit the business of Welkin from any customer of Welkin or any entity controlled by Welkin; (ii) directly or indirectly, hire any employees of Welkin or any entity controlled by or controlling Welkin or cause any entity with which the Employee is affiliated to hire any such employees of Welkin; (iii) engage in, represent in any way or be connected with, as a consultant, officer, director, partner, employee, sales representative, proprietor, member, stockholder (except for stock ownership of less than 1% in a publicly owned corporation) or otherwise, any business competing with the Welkin Business as conducted by Welkin on the date hereof or during the period of Employee's employment by Welkin. During the Restriction Period and after termination of Employee's employment, Employee may be employed by Welkin or its affiliates as an independent consultant upon terms and conditions mutually acceptable to the parties.

         As used herein, the "Restriction Period" shall mean the period while the Employee is employed by Welkin and a period of twenty-four (24) months after the date of termination of the Employee's employment. As used herein, the "Territory" shall mean the United States of America and any other country in which Welkin does business as of or after the date hereof while Employee is employed by Welkin or Nichols and its subsidiaries. As used herein, the term "employees" shall mean persons who are, at the time in question, current employees of Welkin or its affiliates or who were, within six (6) months of the date of the prohibited hiring, employees of Welkin or its affiliates. For this purpose, affiliates of Welkin shall include Nichols and its subsidiaries.

8.       No Conflict.

         Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Sections 6 and 7 hereof.

9.       Survival of Covenants; Effect.

         (a) Remedy. The covenants on the part of the Employee contained or referred to in Sections 6 and 7 above shall survive termination of this Agreement, and the existence of any claim or cause of action of the Employee against Welkin, whether predicated on this Agreement or otherwise. The Employee agrees that a remedy at law for any breach of the foregoing covenants contained or referred to in Sections 6 and 7 would be inadequate, that Welkin would suffer irreparable harm as a result and that Welkin shall be entitled to a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to Welkin and without the posting of any bond or other security. Any breach (whether or not material) by Welkin shall not release the Employee from his obligations under Sections 6 and 7.

         (b) Reasonableness. The Employee hereby represents and acknowledges that Welkin is relying on the covenants in Sections 6 and 7 in entering into this Agreement and that the restrictions in Sections 6 and 7 are fair and reasonable. The Employee acknowledges that Welkin presently intends to do business throughout the United States and that the geographic scope of the covenants in Section 7 is reasonable and necessary to protect the interests of Welkin. The Employee acknowledges that the restrictions in Sections 6 and 7 are a material inducement to Nichols to enter into the Merger Agreement.

         (c) Intent. It is the intent of the parties that the provisions of Sections 6 and 7 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any particular provision of Sections 6 and 7 shall be adjudicated to be invalid or unenforceable, such provision(s) of Sections 6 and 7 shall be deemed amended to provide restrictions to the fullest extent permissible and consistent with applicable law and policies, and such amendment shall apply only with respect to the particular jurisdiction in which such adjudication is made. If such deemed amendment is not allowed by the adjudicating body, the offending provision, only, shall be deleted and the remainder of Sections 6 and 7 shall not be affected.

10.      Assignment.

         The rights and obligations of Welkin under this Agreement may be assigned or delegated by Welkin to any affiliate of Welkin or to any successors in interest of Welkin or of that part of the business of Welkin to which this Agreement applies so long as the duties of Employee are not materially affected. Any other assignment of this Agreement shall require the written consent of Employee. After the date hereof, Welkin may change its name and such name change shall not affect the rights and duties of the parties hereto. This Agreement may not be assigned and any duties of the Employee may not be delegated by the Employee, but any amounts owing to the Employee upon his death shall inure to the benefit of his estate. In the event of any merger or other corporate reorganization of Welkin wherein Welkin is not the surviving entity, provisions reasonably satisfactory to Employee shall be made to ensure the Employee that the compensation and other benefits of this Agreement are not diminished thereby.

11.      Notices.

         All notices or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing, addressed to its/his residence or place of business as set forth above, and shall be mailed by first-class certified mail, return receipt requested, postage prepaid, next-day air delivery, or transmitted by facsimiles or hand delivery. Such notice or other communication shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation. Each party may designate by notice in writing an address to which any notice or communication may thereafter be so given, served or sent.

12.      Applicable Law Jurisdiction.

         This Agreement shall be governed by, construed and enforced in accordance with the internal substantive laws and not the choice of law rules of the State of Delaware.

13. Effectiveness/Interpretation.

         The  parties  acknowledge  and  agree  that  this  Agreement  has  been negotiated at arm's length between parties equally sophisticated and knowledgeable in the matters dealt with herein. Each party has been represented by counsel of its or his own choosing. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is not applicable and is waived.

14.      Severability.

         If any of the articles, sections, paragraphs, clauses or provisions of this Agreement shall be held by a court of last resort to be invalid, the remainder of this Agreement shall not be affected thereby.

15.      Entire Agreement.

         The foregoing contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing approved by Welkin and signed by the parties hereto, and this Agreement supersedes all prior understandings and agreements relating to employment of the Employee by Welkin. The waiver of any rights under this Agreement on any one or more occasions shall not constitute a waiver on any subsequent occasion.

16. Arbitration. Any dispute among the parties shall be submitted to binding arbitration in accordance with Chapter 1, Title 9 of the United States Code (United States Arbitration Act). Arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules.

         (a)      Situs.  The situs of the arbitration shall be Washington, D.C.

         (b) Number and Qualification of Arbitrators. The arbitration shall be decided by a panel of three (3) neutral arbitrators. AAA shall recommend arbitrators from its commercial panel. Each party shall promptly appoint an arbitrator. The two (2) party-appointed arbitrators shall jointly and promptly appoint the third arbitrator, who shall act as chairperson of the panel. Recognizing intent of the parties to obtain impartial, independent decisions and rulings, each arbitrator shall disclose to the parties and to the other members of the panel, any professional, familial or social relationships, present or past, with any party or counsel. Any party may challenge in writing the appointment or continued service of any arbitrator for lack of independence, partiality or any other case likely to impair such arbitrator's ability to render a fair and equitable decision. Where such challenge is made to an arbitrator, the AAA shall uphold or dismiss the challenge. In the event the challenge is upheld, such arbitrator shall cease to be a member of the panel. Any arbitrator may be removed upon agreement of the parties.

         (c) Remedies. All decisions or rulings of the panel, as well as any interim or final award, shall be pursuant to the majority vote of the three (3) arbitrators comprising the panel. Except as limited in this Section 16, the arbitrators shall have authority to award any remedy or relief that a court of Delaware could award or grant, including, without limitation, specific performance of any obligation created under this Employment Agreement, the issuance of an injunction, pre-judgment or post-judgment interest, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrators shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages.

         (d) Fees and Expenses. The arbitrators shall have the discretion and authority to award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, in such amounts as the arbitrators deem just. "Costs and Fees" means all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, other out-of-pocket expenses, witness fees and attorneys' fees.

         (e) Finality and Enforcement. Any decision or award rendered by the arbitrators shall be final, binding and conclusive. The parties hereby agree to submit to the personal jurisdiction of the courts of the State of Delaware for the enforcement of the award.

         IN WITNESS WHEREOF, Welkin and Nichols have caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his hand as of the date first above written.

                                  WELKIN ASSOCIATES, LTD., a Virginia
                                  corporation


                                  By: Patsy L. Hattox
                                      ---------------
                                  Its:Secretary/Treasurer


                                  NICHOLS RESEARCH CORPORATION,
                                  a Delaware corporation


                                  By:  Patsy L. Hattox
                                       ---------------
                                       Patsy L. Hattox, Vice President


                                  Carl W. Monk, Jr.
                                  ------------------------------------------
                                  Carl W. Monk, Jr., Employee

NOTE:  Schedules available upon request.